        UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                      WASHINGTON, DC  20549


                            FORM 8-K

                         CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 1, 2001


                     GERBER SCIENTIFIC, INC.
                ----------------------------------
                   (Exact name of Registrant as
                    specified in its charter)


           CONNECTICUT              1-5865          06-0640743
 ------------------------------  ------------  -------------------
  (State or other jurisdiction    (Commission    (I.R.S. Employer
       of incorporation or         File No.)   Identification No.)
          organization)


 83 Gerber Road West, South Windsor, Connecticut         06074
--------------------------------------------------  ---------------
     (Address of principal executive offices)         (Zip Code)



Registrant's Telephone Number, including area       (860) 644-1551
code:                                               ---------------



                         Not applicable
                     -----------------------
  (Former name or former address, if changes since last report)

ITEM 9. REGULATION FD DISCLOSURE

See the following press release, dated March 1, 2001, announcing the Company's third quarter results, strategic actions, and outlook:



Contact: Robert J. Goehring                 For Immediate Release
(860) 648-8041                                      March 1, 2001


     GERBER SCIENTIFIC, INC. REPORTS THIRD QUARTER RESULTS;
             ANNOUNCES STRATEGIC ACTIONS AND OUTLOOK


SOUTH WINDSOR, CT - Gerber Scientific, Inc. (NYSE: GRB) today reported financial results for the third quarter and first nine months ended January 31, 2001. The Company highlighted the following:

Results
-------
  - Weaker economic conditions and strong dollar led to lower sales and a third quarter loss of $.17 per share;
  - Cash flow from operations improved to $25.3 million for the nine-month period this year;
  - Debt reduced by $27.3 million in the first nine months to $167.6 million;
  - Dividend will be suspended following February 28, 2001 payment;

Strategic Actions
-----------------
  - Major fourth quarter restructuring planned; Company estimates special charge of $20 to $22 million; annualized savings of $30 to $35 million;
  - Strategic alternatives for optical business progressing;

Outlook
-------
  - For the fourth quarter, a loss of $.03 per share is expected before any special charges;
  - In  next  fiscal year, modest revenue growth to $560 to  $565 million anticipated; improved earnings in range of $.45 to $.50 per share.

Third Quarter Impacted by North American Economy, Strong Dollar
---------------------------------------------------------------

The Company reported a loss of $.17 per diluted share for the third quarter ended January 31, 2001 on sales of $134.2 million compared with earnings of $.37 per share for the third quarter of last year on sales of $155.5 million. These amounts were in line with a previous announcement on February 23, 2001 regarding the Company's expected third quarter results. The net loss in this year's third quarter was $3.6 million, compared with net earnings of $8.3 million for the same period last year.

For the first nine months of the current fiscal year, the Company reported a loss per share of $.08 (before a special charge of $.13 per share in the first quarter) on sales of $415.5 million. After the special charge, the net loss per share for the nine months ended January 31, 2001 was $.20 (note that the per share amounts do not add due to rounding.) These results compared with earnings of $1.08 per diluted share for the same period last year on sales of $447.9 million. The net loss in this year's first nine months was $1.7 million before the special charge and $4.5 million after the charge, compared with earnings of $24.2 million for the same period last year.

Commenting on the third quarter results, Michael J. Cheshire, Chairman and Chief Executive Officer, said, "Orders for our systems in North America slowed dramatically in the quarter across all three businesses. We are cautious about the near-term outlook for capital equipment in general. The cost reductions we implemented last summer were not enough to overcome this slowdown. The continued strength of the dollar also had a negative impact on our competitiveness, especially in Europe. We must take substantial cost actions in light of the changing economic conditions to ensure we emerge from the downturn as a stronger, leaner, and more focused company."

Actions to Reduce Debt
----------------------

In the first nine months of the current fiscal year, the Company reported asset sales and improved working capital management had generated improved cash flow, despite the lower operating results. Cash flow from operations amounted to $25.3 million for the first nine months of this year compared with $14.2 million for the same period last year. Reductions in the Company's working capital, particularly accounts receivable, contributed to this improvement. Asset sales added to this amount, including approximately $12.0 million received from a sale/leaseback transaction involving the Bristol, UK facility of the Company's Spandex PLC subsidiary. The Company has reduced its debt by $27.3 million since the beginning of the current fiscal year and is focused on generating additional cash flow to further reduce its debt level. The Company remains committed to selling certain idle facilities and is negotiating an additional sale/leaseback transaction for its principal South Windsor, Connecticut, campus. In addition, the Company announced on February 23, 2001 that its Board of Directors had voted to suspend the $.08 quarterly dividend after the February 28, 2001 payment. Suspension of the dividend will provide the Company with an additional $7.0 million per year of cash flow to be used toward lowering debt.

Weaker Foreign Currencies Lower Results
---------------------------------------

As in previous periods, weaker year-to-year foreign currency exchange rates substantially affected the Company's results in the three and nine month periods ended January 31, 2001. Revenues for the third quarter of $134.2 million were $21.3 million lower than last year's comparable period, reflecting in part an $8.7 million adverse impact from foreign currency translation rates on a year-to-year basis. Holding currency values constant, this year's first nine months revenue of $415.5 million would have been $26.3 million higher, or $441.8 million, more in line with last year's nine month revenue of $447.9 million. Earnings per share were $.06 lower in this year's third quarter, and $.22 lower in this year's first nine months, due to weaker currency translation rates.

Profit Margins Impacted by Lower Revenue and Sales Mix
------------------------------------------------------

Profitability was impacted by top-line weakness in the Company's three core businesses. Each segment realized lower year-to-year sales in both the third quarter and first nine months of this year. Profitability was off substantially on a year-to-year basis in the Company's two largest operating segments, Sign Making and Specialty Graphics and Apparel and Flexible Materials, and to a lesser extent in the Optical Lens Processing segment.

As was the case in the prior quarter, profitability in this year's third quarter and first nine months was also depressed by lower gross margins. The weaker foreign currency values lowered gross profit margins as did changes in the sales mix, which favored higher margin products last year. Additionally, the geographic shift of sales this year to international markets had an adverse impact on margins, as the Company generally sells through distributors and agents in those markets.

Orders Dampened by Market Weakness and Currency Effect on
Competitiveness
---------------------------------------------------------

Net orders totaled $133.5 million for the three months ended January 31, 2001, compared with $148.5 million last year. For the first nine months of this year, new orders amounted to $412.1 million compared with $456.8 million last year. Each of the Company's operating segments reported lower orders in the current year, with the shortfalls occurring in both the European and
North American markets. The weaker currencies offered the Company's European competitors pricing advantages, particularly in that geographic market. Weakening economic conditions in
North  American  markets  has  also  resulted  in  fewer  orders, particularly for equipment. Higher orders were received in international markets, where economic conditions have been improving.

Backlog at the end of this year's third quarter was $41.8 million compared with $45.2 million at the beginning of the fiscal year, with the decrease occurring primarily in the Sign Making and Specialty Graphics segment. Order entry in this segment has been dampened by previously reported problems experienced in the introduction of the Gerber MAXX, a new wide-format thermal imaging system. Currently the MAXX is on technical hold, and the Company expects to resume shipments in the next fiscal year beginning May 2001.

Company to Restructure Operations, Take Charge
----------------------------------------------

The   Company   today  announced  there  will  be  a  substantial
restructuring of its worldwide operations with the goal of reducing operating costs by $30 to $35 million on an annual basis. In conjunction with this, the Company anticipates a fourth-quarter charge in the range of $20 to $22 million before taxes to cover the costs associated with severance, plant closings, product line terminations, and other asset write-downs. As part
of   these  actions,  the  Company  anticipates  a  reduction  of approximately 350 to 400 employees worldwide, or about 13 to 15 percent of its current workforce.

Review of Strategic Alternatives for Optical Business Continues
---------------------------------------------------------------

As previously reported, the Company is considering a range of strategic alternatives, including potential divestiture, for its optical lens processing unit, Gerber Coburn. The Company expects to complete its evaluation of all potential options and alternatives prior to fiscal year end on April 30, 2001.

Outlook:  Fourth Quarter Loss Expected; Earnings to Improve Next
Fiscal Year
----------------------------------------------------------------

The Company also said that it expects sales in the fourth quarter ending April 30, 2001 will be in the range of $145.0 million with a net loss estimated in the range of $.7 million, or $.03 per share, before any special charge. Based upon these estimates, the Company's sales for the fiscal year ending April 30, 2001 would be approximately $560.0 million with a loss in the range of $5.2 million, or $.23 per share. These amounts are also before the charge anticipated in the fourth quarter associated with the restructuring of operations, but do include a first quarter special charge of $2.8 million after taxes, or $.13 per share. This compares with sales of $611.0 million and earnings of $1.16 per diluted share in the prior year.

Given current economic conditions, the Company anticipates limited top line growth in its next fiscal year beginning May 1, 2001. Preliminary estimates for fiscal year 2002 are for sales in the range of $560 to $565 million. Based largely on benefits derived from the restructuring actions being taken in the fourth quarter, the Company anticipates earnings per share in the range of $.45 to $.50 next fiscal year.

Gerber Scientific, Inc. (http://www.gerberscientific.com) is the world's leading supplier of sophisticated automated manufacturing systems that enable mass customization in sign making and specialty graphics, apparel and flexible goods, and optical lens processing. Headquartered in South Windsor, Connecticut, the Company operates through four wholly-owned subsidiaries: Gerber Scientific Products and Spandex PLC, Gerber Technology, and Gerber Coburn.

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the Company's business, see the Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2000 and October 31, 2000 and its Annual Report on Form 10-K for the year ended April 30, 2000, as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the Company assumes no obligation to update or revise any forward-looking statements contained in this release.

              GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
                  CONSOLIDATED SUMMARY OF EARNINGS

Comparison on a consolidated basis for the three and nine months ended January 31, 2001 and 2000 as follows:

THIRD QUARTER FINANCIAL FIGURES FOR THREE AND NINE MONTHS ENDED
JANUARY 31, 2001 AND 2000
---------------------------------------------------------------------------
                           Three Months                 Nine Months
                     --------------------------  --------------------------
                             2001          2000          2001          2000
                     ------------  ------------  ------------  ------------

Sales                $134,245,000  $155,543,000  $415,489,000  $447,872,000
                      ===========   ===========   ===========   ===========
Earnings (loss)
 before special
 charge (1)          $ (2,940,000) $ 12,174,000  $    229,000  $ 36,557,000
Special charge (1)             --            --    (4,419,000)           --
                      -----------   -----------   -----------   -----------
Earnings (loss)
 before income
 taxes               $ (2,940,000) $ 12,174,000  $ (4,190,000) $ 36,557,000
                      -----------   -----------   -----------   -----------
Taxes on earnings
 before special
 charge (2)          $   (700,000) $ (3,900,000) $ (1,900,000) $(12,400,000)
Tax benefit on
 special charge                --            --     1,600,000            --
                      -----------   -----------   -----------   -----------
Provision for
 income taxes        $   (700,000) $ (3,900,000) $   (300,000) $(12,400,000)
                      -----------   -----------   -----------   -----------
Net earnings (loss)
 before special
 charge (1)          $ (3,640,000) $  8,274,000  $ (1,671,000) $ 24,157,000
Special charge, net
 of taxes (1)                  --            --    (2,819,000)           --
                      -----------   -----------   -----------   -----------
Net earnings (loss)  $ (3,640,000) $  8,274,000  $ (4,490,000) $ 24,157,000
                      ===========   ===========   ===========   ===========

Per Share of Common Stock

Basic (3)
 Before special
  charge             $       (.17) $        .37  $       (.08) $       1.09
 Special charge                --            --          (.13)           --
                      -----------   -----------   -----------   -----------
                     $       (.17) $        .37  $       (.20) $       1.09
                      ===========   ===========   ===========   ===========
Diluted (3)
 Before special
  charge             $       (.17) $        .37  $       (.08) $       1.08
 Special charge                --            --          (.13)           --
                      -----------   -----------   -----------   -----------
                     $       (.17) $        .37  $       (.20) $       1.08
                      ===========   ===========   ===========   ===========

Average Shares Outstanding

Basic                  22,025,000    22,193,000    22,010,000    22,167,000
                      ===========   ===========   ===========   ===========
Diluted                22,025,000    22,411,000    22,010,000    22,450,000
                      ===========   ===========   ===========   ===========


(1) Included in the nine months ended January 31, 2001 was a special charge related to a reduction in workforce, provisions for losses on the sale of facilities, and other asset impairments. This charge amounted to $4,419,000 before income taxes and $2,819,000 after taxes ($.13 per share on a diluted basis.)

(2) The income tax expense in the third quarter and nine months ended January 31, 2001 arises principally from the non-deductibility of goodwill amortization.

(3)   Earnings per share information is computed separately for each
period.   Therefore,  the sum of such quarterly  share  amounts  may differ from the total for the year.

              GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF EARNINGS


                                          Three Months Ended
In thousands (except per share amounts)      January 31,
--------------------------------------   ---------------------
                                             2001         2000
                                         --------     --------
Revenue:

  Product sales                          $122,056     $141,997
  Service                                  12,189       13,546
                                          -------      -------
                                          134,245      155,543
                                          -------      -------

Costs and Expenses:

  Cost of product sales                    79,639       84,916
  Cost of service                           7,997        7,080
  Selling, general and administrative      36,937       38,534
  Research and development expenses         7,256        7,982
  Goodwill amortization                     2,237        2,103
                                          -------      -------
                                          134,066      140,615
                                          -------      -------

Operating income                              179       14,928

Other income (expense)                        289          (21)
Interest expense                           (3,408)      (2,733)
                                          -------      -------

Earnings (loss) before income taxes        (2,940)      12,174

Provision for income taxes                    700        3,900
                                          -------      -------
Net earnings (loss)                      $ (3,640)    $  8,274
                                          =======      =======
Per share of common stock:
  Basic                                  $   (.17)    $    .37
  Diluted                                $   (.17)    $    .37

  Dividends                              $    .08     $    .08

Average shares outstanding:
  Basic                                    22,025       22,193
  Diluted                                  22,025       22,411

                       See Accompanying Notes

              GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF EARNINGS


                                           Nine Months Ended
In thousands (except per share amounts)       January 31,
--------------------------------------   ---------------------
                                             2001         2000
                                         --------     --------
Revenue:

  Product sales                          $378,477     $407,451
  Service                                  37,012       40,421
                                          -------      -------
                                          415,489      447,872
                                          -------      -------

Costs and Expenses:

  Cost of product sales                   243,331      239,949
  Cost of service                          24,335       21,573
  Selling, general and administrative     108,706      112,068
  Research and development expenses        22,526       24,884
  Goodwill amortization                     6,713        6,353
  Special charge                            4,419           --
                                          -------      -------
                                          410,030      404,827
                                          -------      -------

Operating income                            5,459       43,045

Other income                                  395        1,116
Interest expense                          (10,044)      (7,604)
                                          -------      -------

Earnings (loss) before income taxes        (4,190)      36,557

Provision for income taxes                    300       12,400
                                          -------      -------
Net earnings (loss)                      $ (4,490)    $ 24,157
                                          =======      =======
Per share of common stock:
  Basic                                  $   (.20)    $   1.09
  Diluted                                $   (.20)    $   1.08

  Dividends                              $    .24     $    .24

Average shares outstanding:
  Basic                                    22,010       22,167
  Diluted                                  22,010       22,450

                       See Accompanying Notes

               GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS


                                        January 31,    April 30,
In thousands                               2001           2000
-------------------------------------   -----------    ---------
Assets
Current Assets:
 Cash and short-term cash investments      $ 14,327     $ 22,954
 Accounts receivable                        100,319      121,494
 Inventories                                 89,727       86,472
 Prepaid expenses                            18,756       21,042
 Net assets held for sale                    23,270           --
                                            -------      -------
                                            246,399      251,962
                                            -------      -------
Property, Plant and Equipment               118,590      165,341
 Less accumulated depreciation               54,767       66,121
                                            -------      -------
                                             63,823       99,220
                                            -------      -------
Intangible Assets                           246,033      245,797
 Less accumulated amortization               34,829       27,419
                                            -------      -------
                                            211,204      218,378
                                            -------      -------
Other Assets                                  4,498        3,276
                                            -------      -------
                                           $525,924     $572,836
                                            =======      =======
Liabilities and Shareholders' Equity

Current Liabilities:
 Notes payable                             $     --    $      --
 Accounts payable                            48,752       58,043
 Accrued compensation and benefits           12,498       16,646
 Other accrued liabilities                   27,935       26,689
 Deferred revenue                             9,513        8,436
 Advances on sales contracts                  2,715        2,610
                                            -------      -------
                                            101,413      112,424
                                            -------      -------
Noncurrent Liabilities:
 Deferred income taxes                        8,295        8,608
 Long-term debt                             167,627      194,892
                                            -------      -------
                                            175,922      203,500
                                            -------      -------

Contingencies and Commitments

Shareholders' Equity:
 Preferred stock, no par value;
  authorized 10,000,000 shares;
  no shares issued                               --          --
 Common stock, $1.00 par value;
  authorized 65,000,000 shares;
  issued 22,827,309 and 22,779,651
  shares                                     22,827      22,780
 Paid-in capital                             43,853      43,615
 Retained earnings                          200,984     210,749
 Treasury stock, at cost (788,899
  and 797,444 shares, respectively)         (16,222)    (16,397)
 Unamortized value of restricted
  stock grants                                 (552)       (557)
 Accumulated other comprehensive
  income(loss)                               (2,301)     (3,278)
                                            -------     -------
                                            248,589     256,912
                                            -------     -------
                                           $525,924    $572,836
                                            =======     =======

                       See Accompanying Notes

              GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS


In thousands                                         2001       2000
---------------------------------------------    --------   --------
Cash Provided by (Used for):
Operating Activities:
  Net earnings (loss)                            $ (4,490)  $ 24,157
  Adjustments to reconcile net earnings
  (loss)to cash provided by operating
  activities:
     Depreciation and amortization                 20,827     18,665
     Special charge                                 4,419         --
     Deferred income taxes                           (313)    (1,730)
     Other non-cash items                             399        324
     Changes in operating accounts, net of
      effects of business acquisitions:
      Receivables                                  21,175     (7,310)
      Inventories                                  (3,255)   (19,965)
      Prepaid expenses                              2,231      5,638
      Accounts payable and accrued expenses       (15,682)    (5,564)
                                                   ------     ------
Provided by Operating Activities                   25,311     14,215
                                                   ------     ------
Investing Activities:
  Additions to property, plant and equipment      (14,245)   (18,091)
  Proceeds from sale of assets                     13,721         --
  Business acquisitions                                --    (11,026)
  Intangible and other assets                      (1,749)    (1,156)
  Other, net                                          977     (1,660)
                                                   ------     ------
(Used for) Investing Activities                    (1,296)   (31,933)
                                                   ------     ------
Financing Activities:
  Additions of long-term debt                      34,000     40,566
  Repayments of long-term debt                    (61,265)   (20,133)
  Net short-term financing                             --     (1,497)
  Debt issue costs                                   (168)        --
  Proceeds from issuance of stock                      66      1,938
  Dividends on common stock                        (5,275)    (5,312)
                                                   ------     ------
Provided by (Used for) Financing Activities       (32,642)    15,562
                                                   ------     ------
(Decrease) in Cash and Short-Term
  Cash Investments                                 (8,627)    (2,156)
Cash and Short-Term Cash Investments,
  Beginning of Period                              22,954     26,523
                                                   ------     ------
Cash and Short-Term Cash Investments,            $ 14,327   $ 24,367
  End of Period                                    ======     ======
                       See Accompanying Notes

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            GERBER SCIENTIFIC, INC.
                            ------------------------
                                  (Registrant)



Date:   March 1, 2001       By:  / s / Gary K. Bennett
        ------------------       ---------------------------------
                                 Gary K. Bennett
                                 Senior Vice President, Finance
                                 (Principal Financial and
                                 Accounting Officer)